                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                           Current Report Pursuant
                        To Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): July 28, 1998

                         NATIONAL VISION ASSOCIATES, LTD.
               (Exact Name of Registrant as Specified in Its Charter)


                                  Georgia
               (State or Other Jurisdiction of Incorporation)


             0-20001                                 58-1910859
       (Commission File Number)      (I.R.S. Employer Identification Number)


                  296 Grayson Highway, Lawrenceville, Georgia  30045
             (Address of Principal Executive Offices)        (Zip Code)


                                    (770) 822-3600
               (Registrant's Telephone Number, Including Area Code)


                                        N/A
          (Former Name or Former Address, if Changed Since Last Report)

                  The Exhibit Index is located on page 2.
Item 2.  Acquisition
or Disposition of Assets.

     On July 28, 1998, the registrant acquired all the issued and outstanding capital stock of Frame-n-Lens Optical, Inc. ("Frame-n-Lens"), which operates approximately 160 free-standing retail vision centers as well as approximately 130 retail vision centers located in Sam's Clubs and Wal-Mart stores. Frame-n-Lens also operates an optical laboratory and has its administrative offices in Fullerton, California. The registrant paid approximately $37,000,000 consisting of cash and the assumption of debt. The transaction was financed through the registrant's revolving credit facility. The sellers consisted of all owners of the common and preferred stock of Frame-n-Lens. The registrant intends to continue to operate the optical laboratory and administrative headquarters, as well as substantially all of the vision centers.

Item 7.  Financial Statements and Exhibits.

    (a) & (b) Financial statements and pro forma financial information.

     It is impracticable at this time for the registrant to provide any of the financial statements and pro forma financial information required by this Item. The registrant will file such financial statements and pro forma financial information no later than 60 days from the date hereof.

     (c) The following exhibit is incorporated herein by reference:

     Exhibit
     Number

     10.56* Stock Purchase Agreement dated as of June 9, 1998 by and among Frame-n-Lens Optical, Inc., the Company, and the sellers named therein.

*Incorporated by reference to the Company's Form 10-Q for the quarterly period ended July 4, 1998.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NATIONAL VISION ASSOCIATES, LTD.


                              BY: /s/
                                   Angus C. Morrison
                                   Senior Vice President,
                                   Chief Financial Officer and Treasurer


                              Dated:  August 12, 1998